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                                                                   Exhibit 10.17

                                      LEASE

                              W I T N E S S E T H:

           WHEREAS, Landlord and Tenant have entered into a lease; and

   WHEREAS, pursuant to and subject to the terms and conditions of the lease, Tenant has agreed, among other things to accept the lease; and

WHEREAS, Tenant is willing to enter into this agreement and accept the lease as and to the extent provided for in therein, but only with the condition, among others, that Tenant shall have executed and delivered this lease in good faith;
                                       and

NOW THEREFORE, in consideration of the promises and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                       I
                                  DEFINITIONS

      1.1 For the purpose of this Lease, the following terms shall have these meanings:

            BUILDING:   The Street Building, 742-756 Chapel Street, New Haven,
                        CT Exhibit A - Attached.

            PREMISES OR DEMISED PREMISES: 2/nd/ Floor - Suite 204 -- 2 Rooms.

            USE:                  Business Office

            BASIC MONTHLY RENT:   Exhibit C - Attached

            LEASE DATE:           June 4, 2002

            LEASE TERM:           July 1, 2002 to June 30, 2007

            OCCUPANCY:            July 1, 2002 or sooner, based upon final
                                  completion of Landlord work and upon lease execution, payment of first month's rent, security deposit, evidence of Connecticut corporation existence, copy of tax I.D and insurance certificate.

            SECURITY DEPOSIT:     $ 724.00 (One Month Security Deposit)

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      THIS LEASE, dated as of June 4, 2002 is between the Chapel and State, LLC, a Connecticut limited liability company with an address of 142 Temple Street, 1st Floor, New Haven, Connecticut 06510 ("Landlord"), and Cornerstone Business Credit, Inc. with an address of 128 East Avenue, Norwalk, Connecticut 06851-5714 ("Tenant"). In consideration of their mutual covenants herein contained, the parties hereto agree as follows:

Landlord hereby leases to Tenant, and Tenant hires from Landlord, the premises shown as the crosshatched area on Exhibit A attached hereto and made part hereof known as Office No. 204 with a load factor of 15% and consisting of approximately 790 square feet and comprising of 3.5% of the total building rentable space ("Premises") in a building ("Building") owned by Landlord and more particularly known as The Street Building, at 746 Chapel Street in the City of New Haven, County of New Haven and State of Connecticut, which is part of the real estate more particularly described on Exhibit B attached hereto and made part hereof ("Property"). During the Term, Tenant shall also have the non-exclusive right to use, in common with the Landlord and any other tenants of the Building, any areas which the Landlord may from time to time make generally available to all of the tenants in the Building, such as the elevators, stairways, corridors, and restroom areas, within and around the Property ("Common Areas"). Tenant shall have the right to enter and occupy the Premises upon execution of this Lease provided that such occupancy shall be subject to all of the terms and conditions of this Lease, except the obligation to pay Base Rent.

      2. TERM: OPTION TO EXTEND. The Term of this Lease shall Commence July 1, 2002 ("Commencement Date"), and shall continue until it expires at 12:00 Midnight on June 30, 2007 (not including any renewal thereof) ("Term"). Tenant shall have the option to extend the Term for one (1) additional, successive term of Five (5) years based upon the same conditions and terms contained herein, by giving Landlord written notice of its intent to do so at least one hundred eighty (180) days prior to the expiration of the then current Term except that the rent for the extension period shall be at the prevailing market rate. In the event that Landlord and Tenant are unable to agree upon the rental rate for the option period, Tenant and Landlord shall each hire and appoint a licensed real estate appraiser knowledgeable in the New Haven rental market to determine market value. In the event the two independent appraisers cannot agree on the market value of the premises, Landlord's appraiser and Tenant's appraiser shall appoint a third appraiser to help establish market value. In no way shall the opinion of the third appraiser be less than the market rental value established by Tenant's appraiser and no more than established by Landlord's appraiser. Further, in no way shall the rent for the option period be less than the rental rate of the first term of the lease.

      3. THE RENT. Commencing with the Commencement Date, Tenant shall pay to Landlord at the address designated for notices hereunder, or to Landlord's agent designated in writing, base rent ("Base Rent"), particularly as described In Exhibit C attached hereto and made part thereof. Base Rent shall be paid on the first of each month. Rent received more than 10 days after the due date is subject to a late fee of 5%. All payments due to Landlord in addition to Base Rent shall be deemed additional rent, if any ("Additional Rent"), and the Base Rent and additional rent are collectively referred to as "rent" or "Rent".

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      4.    USE OF THE PREMISES. Tenant agrees to use the Premises only for a business office and not for any other purpose. The normal business hours for the building are from 9:00 A.M. to 5:00 P.M. Monday through Friday. The building will be locked and closed to the public after these times. Tenant shall have the right to occupy the space 24 hours per day and 365 days per year.

      5. UTILITIES AND OTHER SERVICES. Landlord shall provide the following utilities and services at no additional cost to Tenant:

            5.1 HVAC. Landlord shall at its sole expense pay all fuel, maintenance replacement and other costs associated with the heating, air conditioning and ventilation system ("HVAC system"). Such system shall be available for Tenants use during normal business hours.

            5.2 Electricity. During normal business hours, Landlord shall provide at its sole expense to the Premises electrical service. Landlord is responsible for payment of the electricity used within the Premises.

            5.3 Plumbing; Other Utility Services. Landlord shall provide at its sole expense hot and cold water to the lavatories and the Premises, maintain, repair and replace the plumbing fixtures to keep them in good working condition during the Term, and maintain adequate lighting in the Common Areas.

            5.4 Janitorial. Landlord shall provide maintenance and custodial services for the Common Areas, including hallways and restrooms. Landlord shall provide Tenant a trash receptacle for discarding ordinary office refuse. Tenant shall have the right to dispose of trash in this bin.

            5.5 Landlord's Liability for Utilities. Except as provided below, Landlord shall not be liable in damages, by abatement of rent or otherwise, for stoppage of or failure to furnish or delay in furnishing any service or utility to be provided by Landlord when such failure to furnish or delay in furnishing is occasioned by emergency repairs or by a strike, lockout or other labor trouble, or by inability to secure electricity, gas, water, fuel or other utility or service at the Premises after best efforts by Landlord to do so, or by any accident or casualty whatsoever, or by the act or default of Tenant, or by any other cause beyond the reasonable control of Landlord.

            5.6 Snow; Sidewalks. Landlord shall maintain the sidewalks, and entryways on and around the Property in safe condition and free and clear of snow, ice.

            5.7 Elevators. Landlord shall maintain the elevators in good repair and have all elevators in service on all business days.

            5.8 Extermination. Tenant shall take adequate measures, including regularly scheduled extermination if necessary, to eliminate all rodents, insects and pests from inside the Demised Premises. Landlord shall be responsible for such measures outside the premises.

            5.9 Telephone. Tenant shall be responsible for supplying its own telephone and data lines and for all telephone service charges.

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            5.10  Operating Cost Reimbursement. From and after the commencement date of this lease, Tenant shall pay to Landlord within (30) thirty days after Landlord gives a statement to Tenant, an amount equal to Tenants proportionate share (3.5%) on any increase or escalation in excess of the operating expenses over and above the base year established in this lease. Attached hereto as exhibit D is the operating expense budget for the base year 2002.

      6. TAXES. Landlord shall be solely liable for and punctually pay any Taxes, which may now or hereafter be imposed by the governmental authorities on the Property. "Taxes" herein include all assessments, governmental levies, including penalties and interest thereon, or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are due and payable to any governmental authority with respect to all or part of the Property, or as a result of Tenant's occupancy thereof. Tenant shall punctually pay all personal property taxes relating to all personal property owned or leased by Tenant and maintained on the Premises.

            6.1 TAX PAYMENT. Subject to the provisions of this section 6.1 Tenant shall pay to Landlord, within (30) thirty days after Landlord gives a tax statement to Tenant, an amount equal to Tenant's percentage share (3.5%) on any increase or escalation of the City of New Haven Real Estate Tax assessment above and in excess of the Commencement year tax base. Attached hereto as Exhibit E is the Commencement year tax base for the property.

      7. COMPLIANCE WITH LAWS. Tenant shall observe all laws and regulations imposed by governmental authority with respect to Tenant's use of the Premises. Tenant shall not do or permit any act or thing to be done in or to the Premises, which is contrary to law. Tenant shall not make, or permit to be made, any noise, which in the judgment of the Landlord might disturb or impair or interfere with the use and enjoyment by any other tenant or occupant of the building. Tenant shall not at any time bring in or keep upon, or permit to be brought in or kept upon the premises hazardous materials. Tenant shall comply with all environmental laws governing the leased premises.

      8. TENANT ALTERATIONS. The Tenant shall have the right at its sole expense to make alterations, additions or improvements to the Premises which are non-structural and which do not affect utility services, HVAC, plumbing and electrical lines without Landlord's consent. For all other alterations, Tenant shall submit plans and specifications for such alterations to Landlord for its prior review and approval, such approval not to be unreasonably withheld, conditioned or delayed. Any such alterations or improvements performed by the Tenant shall be accomplished in accordance with the approved plans and specifications and all applicable building codes, laws, ordinances and regulations. Tenant will procure all necessary permits, approvals and certificates at its expense and cause all necessary inspections to be made. Tenant shall not permit any lien to be filed against the Property as a result of work done by Tenant. In the event such a lien is filed and Tenant fails to cause its removal within ten (10) days after demand by Landlord, Landlord may discharge such lien without obligation to inquire into its validity, and Tenant if it has failed to discharge shall reimburse Landlord the entire cost to Landlord of obtaining such discharge. In connection with the Tenant Work, Tenant and its Agents shall comply with the insurance provisions of Section 13.2. The Tenant shall have the right to remove, at or before the

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expiration or sooner termination of this Lease, any and all tangible personal property that may have been installed by the Tenant in the Premises, but the Tenant shall promptly repair, in a workmanlike manner, any damage to the Premises, which may be due to such removal.

      9. TENANT'S MAINTENANCE RESPONSIBILITY. Tenant shall do nothing to harm the Premises. Tenant shall be responsible for all damage or injury to the Premises or any other part of the Building resulting from the neglect or willful misconduct of Tenant or Tenant's Agents. Tenant shall also repair any damage to the Building and the Premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the Premises for which Tenant is responsible, using only the contractor for the trade or trades in question, reasonably approved by Landlord.

      10. LANDLORD'S MAINTENANCE RESPONSIBILITY. Except as provided in Section 9, Landlord shall at its own expense repair, maintain and replace as necessary the Premises, the Building and the systems including the heating, air conditioning, ventilation, plumbing, electrical, mechanical and sprinkler systems and all of the structural elements thereof, including but not limited to all structural and common elements, the roof, foundation, structural columns, beams, load bearing walls, facade, and foundation of the Premises and the Building, sidewalks, elevators, hallways, lobby and other Common Areas in, on, or around the Property in good condition. As needed to examine and affect such repairs, replacements and improvements, Landlord shall have the right to access the Premises, with reasonable notice to Tenant, except in an emergency situation no notice shall be necessary. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the Premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Landlord may, during the progress of any work in the Premises, take all necessary materials and equipment into said Premises, provided that Landlord shall not store any of the equipment or materials in the Premises and shall exercise all of its rights and discharge all of its obligations under this
Section 10 at such times and in such manner as will minimize any inconvenience to Tenant or any interference with Tenant's business. If Tenant is not present to open the Premises, in the case of an emergency, Landlord or Landlord's Agents may enter the same by master key or forcibly provided that Landlord repairs any damage occasioned to Tenant, Tenant's Agents or their respective property in connection with such entry. The provisions of this Section 10 shall not apply in the case of fire or other casualty, which shall be exclusively governed by
Section 14.

      11. BUILDING ALTERATIONS. Landlord shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefore to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number of designation by which the Building may be known, provided that the Building and the Premises shall remain as accessible and usable as on the Commencement Date and the services provided by Landlord, including the lavatories, are not diminished thereby. Furthermore, the Tenant shall not have any claim against Landlord by reason of Landlord's imposition of such controls of the manner of access to the Buildings by Tenant's Agents as the Landlord may deem necessary for the security of the Building and its occupants.

            11.1 LANDLORD WORK. Landlord, upon execution of lease shall prepare the space per the agreement outlined in the work letter attached hereto as Exhibit F.

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      12.   INDEMNIFICATION. Landlord shall not be liable to Tenant or any person claiming by, through or under Tenant, including employees or invitees, for any loss for bodily injury or death, personal injury and property damage, unless said loss or damage is caused by the negligence or misconduct of Landlord or Landlord's Agents. Tenant and its assignees and successors in interest hereby agree to indemnify and hold Landlord harmless from and against any and all costs, liabilities, obligations, penalties, claims, damages, and expenses, including reasonable attorneys fees arising out of personal injury or property damage claims resulting from Tenant's breach of any covenant or condition of this Lease, any act or omission by Tenant or Tenant's Agents or which results from Tenant's or Tenant's Agents' use of the Premises, except to the extent caused by the negligence or misconduct of Landlord or Landlord's Agents.

      13.   INSURANCE.

            13.1 Tenant's Insurance. During the Term of this Lease, Tenant shall secure at Tenant's expense, a policy or policies of public liability insurance insuring Tenant and Landlord, as an additional insured, against claims for damage to property or injury to persons arising out of or connected to the Premises or the use thereof by Tenant, Tenant's employees, agents and invitees. Such insurance shall be in the amount of Two Million Dollars ($2,000,000.00) combined single limit coverage on an occurrence basis for bodily injury or death, personal injury and property damage, with such deductibles, as Tenant deems appropriate. Tenant shall also insure its personal property on the Premises in such amounts, if any, that Tenant deems prudent. Tenant shall maintain or cause to be maintained workers' compensation in the form an amounts required by law for any of Tenant's Agents working on the Premises.

            13.2 Landlord's Insurance. Landlord shall maintain fire and extended coverage insurance with respect to the Building in amounts sufficient to the full replacement value thereof as adjusted from time to time and shall name Tenant as an additional insured thereon. Landlord shall secure at Landlord's expense, a policy or policies of public liability insurance insuring Landlord and Tenant, as an additional insured, against claims for damage to property or injury to persons arising out of or connected to the Building. Such insurance shall be in the minimum amount of One Million Dollars($1,000,000.00) combined single limit coverage on an occurrence basis for bodily injury or death, personal injury and property damage. Landlord shall maintain or cause to be maintained workers' compensation in the form an amounts required by law for any of Landlord's Agents working on the Premises. Landlord shall deliver to Tenant at the commencement of this Lease and from time to time upon request, certificates of insurance in the foregoing amounts naming Tenant as an additional insured thereon (as applicable hereunder) together with complete copies of such insurance policies. Tenant shall comply with all reasonable requirements of Landlord's insurers in Tenant's use of the Premises (provided that Tenant shall not be required to incur any financial obligations in order to satisfy such requirements) and shall do nothing, which will cause a termination of or an increase in the cost of such insurance.

            13.3 Contractor's Insurance. With respect to any work that either party is permitted or required to perform hereunder, such party shall require any contractor or subcontractor performing work on the Premises to carry nondeductible comprehensive general

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liability insurance including contractor's protective general liability coverage, personal and property damage insurance, workers' compensation coverage and non-owned automobile liability coverage in amounts and forms satisfactory to the other party, which shall be named as additional insured hereunder and be entitled to a copy of the applicable policy upon request.

            13.4 Requirements. The company writing any insurance, which either party is required to carry or cause to be carried pursuant to this Lease as well as the form of such insurance, shall be subject to the reasonable approval of the other party and any such company shall be licensed to do business in the State of Connecticut.

            13.5 Waiver of Subrogation. Notwithstanding the other provisions herein, Landlord and Tenant hereby release each other, to the extent of such party's insurance coverage, from any and all liability for any covered personal or property loss or damage which may be inflicted upon such party, even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder. Each party agrees to make reasonable efforts to obtain a waiver of subrogation clause in each insurance policy it is obligated to obtain hereunder.

      14. DAMAGE TO THE PREMISES. If the Premises or any part thereof shall be damaged by fire or other casualty, the Parties shall give immediate notice thereof to one another and this Lease shall continue in full force and effect except as hereinafter set forth. If less than Twenty-Five percent (25%) of the Premises is damaged or rendered partially unusable by fire or other casualty, the damage thereto shall be repaired by and at the sole expense of Landlord and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the Premises which is usable. If the Twenty-Five percent(25%) or more of the Premises are damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thence forth shall cease until the date when the Premises shall have been repaired and restored, subject to the parties' right to terminate this Lease as hereinafter provided. If Twenty-Five percent (25%) or more of the premises is rendered unusable or (Whether or not the Premises are damaged in whole or in part) if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it or if the Premises is rendered inaccessible, then, in any of such events, Landlord or Tenant may elect to terminate this Lease by written notice to other, given within one hundred and twenty (120) days after such fire or casualty. Upon such termination, Landlord and Tenant shall be released from any obligations under this Lease, except obligations previously accrued. Unless such a termination notice is served, Landlord shall make the repairs and restorations under the conditions as described herein above, with all reasonable expedition, subject to delays due the adjustment of insurance claims, labor troubles and causes beyond Landlord's control but in any event, Landlord shall fully restore any partial or complete casualty within ninety (90) days of occurrence, or Tenant may terminate this Lease. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the Premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume ten (10) business days after the Premises are fully ready for Tenant's occupancy.

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      15.   EMINENT DOMAIN. If more than Twenty-Five percent(25%) of either the
Building or the Premises, or such part thereof as would render the Premises unusable for the conduct of Tenant's business, shall be lawfully condemned (which term includes eminent domain for the purposes of this Lease) and taken for any public or quasi-public use, or private purchase in lieu thereof, Landlord or Tenant shall have the right to terminate this Lease as of the date title shall vest in the acquiring authority upon thirty (30) days notice. Upon such termination, Landlord and Tenant shall be released from any obligations under this Lease, except obligations previously accrued. Upon any taking and the continuing in force of this Lease as to a part of the Premises, whether more or less than Twenty-Five percent (25%) thereof, the Rent shall be reduced in proportion to the amount of the area of the Premises taken, and Landlord at its expense and promptly after the receipt of the condemnation award or compensation from the acquiring entity shall, unless this Lease has been terminated, diligently rebuild or restore the remainder of the Premises to substantially their former condition to the extent that the same may be feasible as soon as reasonably practicable, but in no event more than ninety (90) days from the date of condemnation. Landlord's obligations shall be to restore of the building structure and interior finishes to the Premises and the Common Areas to the same or better quality as Landlord furnished upon the Commencement Date. In any event, all damages awarded by the acquiring entity for any taking, whether for the whole or part of the Premises, shall be awarded to Landlord as compensation for loss of and diminution of value to the leasehold or of the Premises; provided, however, the Landlord shall not be entitled to any award made directly to Tenant by acquiring authority for removal of Tenant's fixtures, loss of business, moving expenses, build-out costs upon relocation and damage to Tenant's goodwill. In the event that this Lease is terminated as hereinabove provided, Tenant shall not have any claim against the Landlord for the value of the unexpired portion of the Term.

      16. SUBORDINATION. This Lease is and shall be subordinate and subject to the terms of all ground or underlying leases and to all existing or subsequent mortgages affecting the Building or Premises and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self operative and no further instrument of subordination shall be required to make the interest of any mortgagee of Landlord superior to the interest of Tenant hereunder; however, Tenant shall execute and deliver promptly any certificate that Landlord may request in confirmation of such subordination.

      17. DEFAULT. Each of the following shall be an event of default under this Lease: (I) if Tenant should fail to make any payment of Rent within ten
(10) days after the due date with written notice of default provided that such notice shall only be required once in any 12 month period therefore, or fail to fulfill any other obligation imposed on Tenant by this Lease within thirty (30) days after receipt by Tenant of written notice from Landlord specifying that any such failure has occurred, or if such default is not susceptible to cure within such 10-day period and Tenant has commenced and diligently attempts to cure such default within such 10-day period, such longer period of time as may be required to cure the same, or (ii) if a decree or order of court is entered adjudging Tenant bankrupt or insolvent or approving a petition for the reorganization of Tenant or winding up of Tenant's affairs, or appointing a receiver or trustee in bankruptcy, or making an assignment for the benefit of Tenant's creditors, and the same is not dismissed or vacated within sixty (60) days from entry of the same.

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      18.   REMEDIES. Upon the occurrence of any event of a default set forth in
Section 17 by Tenant and the expiration of any applicable grace period, Landlord may and in accordance with the law, enter upon and take possession of the Premises and remove all persons and property, and, at Landlord's option, terminate this Lease. In the event of such action, (a) the rent shall become due thereupon and be paid up to the time of such re-entry or dispossession; (b) Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent or charge a higher rental than that in this Lease; and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained; the net present value of any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of or the amount which in the exercise of commercially reasonable efforts could have been collected from the Premises for each month of the period which would otherwise have constituted the balance of the Term of this Lease. In the event of a breach by Tenant of any of the convenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law in equity.

      19. LANDLORD DEFAULT. Tenant shall be entitled to any legal or equitable remedies available in the event that Landlord defaults under this lease. Tenant agrees to provide Landlord with notice and opportunity to cure any such default in manner set forth for non-financial defaults by Tenant in Section 17.

      20. FEES AND EXPENSES. If Landlord or Tenant shall default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the terms or provisions in any article of this Lease, then unless otherwise provided elsewhere in this Lease, the other party may after five (5) days prior written notice and opportunity to cure such default within a reasonable time, perform such other party's obligation hereunder. The prevailing party in any litigation resulting from such failure shall be entitled to reasonable attorneys fees in connection with instituting, prosecuting or defending any action or proceeding brought to enforce the provisions of this Lease.

      21. ASSIGNMENT. Tenant for itself, its successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease nor sublet the Premises or any portion thereof without the prior written consent of Landlord which shall not be unreasonably withheld.

      22. END OF TERM: HOLDING OVER. Upon the expiration or other termination of the Term of this Lease, Tenant shall surrender to Landlord the Premises, broom clean, ordinary wear and damages excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. If Tenant remains on the Premises upon the expiration of the Term, Tenant shall be deemed to be a month-to-month tenant under this Lease at the rental rate of one and one half times if option to extend is not exercised.

      23. COVENANT OF QUIET ENJOYMENT. Landlord covenants with Tenant that so long as Tenant pays the Rent and fulfills or performs all of the obligations hereunder, Tenant

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shall peaceably hold and quietly enjoy the Premises without interruption by
Landlord or any person claiming under it.

      24. BUILDING RULES. Tenant shall comply with, and Tenant shall cause its employees and invitees to comply with, the rules of the Building, as the same may be reasonably adapted, modified or supplemented by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building and for preservation of good order therein.

      25. NOTICES. Any communication required or contemplated by this Lease shall be sent in writing as follows:

      26. BREACH. In the event of a breach hereof, Landlord and Tenant shall initially utilize commercially reasonable methods to mitigate damages.

      27. SIGNAGE. Landlord shall cause Tenant's presence in the building to be identified on all building directories. Tenant at Tenant's own cost and expense shall with Landlord's permission which is not to be unreasonably withheld be permitted to install its sign(s) on the door to the premises.

      28. LANDLORDS COVENANTS. Landlord covenants that landlord has full right and lawful authority to enter into this lease for the full initial term and all extensions. To the best of Landlord's knowledge, there are no laws, ordinances, government requirements or zoning matters which will restrict, limit or prevent Landlord's use of the premises for the use contemplated in this lease.

      29. SECURITY. Tenant shall take adequate measures to ensure the safety of the demised premises. Such measures may include the installation of an alarm system and hallway intercom system.

      TO TENANT:

            Christopher J. Earle
            President
            Cornerstone Business Credit, Inc.
            128 East Avenue, Norwalk, CT 06851-5714
            Telephone: (203) 831-2876
            Telecopier: (203) 831-2873

      TO LANDLORD:

            Chris Nicotra
            Member
            Chapel and State, LLC.

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            142 Temple Street, 1/st/ Floor
            New Haven, Connecticut 06510
            Telephone: (203) 777-0819
            Telecopier: (203) 777-0831

or, such other address or telecopier number, as Landlord or Tenant, as the case may be, shall otherwise direct by notice given in accordance with this Lease. Any such notice shall be deemed to have been given and received: (a) if given by telecopy, when transmitted to the party's telecopy number set forth above and confirmation of complete receipt is received by the transmitting party number set forth above and confirmation of complete receipt is received by the transmitting party between 9 a.m. and 5 p.m. on a business day; or (b) if given by a reputable and nationally recognized courier service, the day on which such notice is actually received at the foregoing address; or (c) if given by certified mail, return receipt requested, postage prepaid, five (5) business days after it is posted with the U.S. Postal Service; or (d) or if delivered in person, when so delivered. If notice is tendered in accordance with this Section and the recipient refuses to accept receipt, the notice shall nonetheless be deemed delivered upon the date provided above.

      25.   MISCELLANEOUS.

            25.1 Construction. In this Lease, unless otherwise specified: (a) the words "Landlord" and "Tenant" include plural as well as the singular; (b) words importing any gender shall include the other genders; (c) the obligations imposed upon and the representations made hereunder by Landlord are joint and several for each person or entity included in Landlord; (d) the words "Tenant's Agents" and "Landlord's Agents" refer to all of their respective employees, officers, directors, shareholders, invitees, agents, servants, contractors, and customers; (e) all references to street address numbers refer to such numbers as exist on the date hereof; (f) a "business day" refers to a day on which banks are open for business in New Haven, Connecticut; (g) the words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning; and (h) this Lease shall not be construed against the party primarily responsible for drafting it.

            25.2 Unsigned Lease Not Effective. Submission of this instrument for examination or signature by Landlord or Tenant does not constitute a commitment, reservation of, or option to lease and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

            25.3 Successors and Assigns. The covenants and conditions herein shall, subject to the provision regarding assignment and subletting, apply to and bind the parties hereto and their heirs, successors, executors, administrators and assigns.

            25.4 Landlord Released Upon Sale. In the event of a sale or conveyance of the Property by Landlord, Landlord shall be released from further liability hereunder to Tenant and Tenant shall look exclusively to Landlord's successor in interest for the performance of Landlord's obligations hereunder. Tenant's obligations under this Lease shall not be affected by any such conveyance and Tenant agrees to attorn to Landlord's successor in interest.

            25.5 Captions. The captions herein are for convenience only and do not modify or amend the meaning of this Lease.

            25.6 Severability. If any provision of this Lease is determined to be void by any court of competent jurisdiction, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. It is the intention of the parties that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

            25.7 Entire Agreement. It is understood that there are no oral or written agreements or representations between the parties hereto affecting this Lease, which supersedes all previous negotiation and understandings, if any, made between Landlord and Tenant with respect to this subject matter.

            25.8 Governing Law. The laws of the State of Connecticut concerning leases entered and performed in Connecticut shall govern the validity, performance and enforcement of this Lease.

            25.9 Waiver. A waiver of any breach or default under this Lease shall not be waiver of any other breach or default. Any party's consent to or approval of any act by such party requiring the other's consent or approval shall not be deemed to waive or render unnecessary such other party's consent to or approval of any subsequent similar act.

            25.10 Force Majeure. Except as expressly noted elsewhere, any of the following events shall excuse performance of such obligations of Landlord or Tenant as are rendered impossible or reasonably impracticable to perform while such event continues: strikes; lockouts; labor disputes; acts of God; inability to obtain labor, materials or reasonable substitutes therefore; governmental restrictions, regulations or controls; judicial orders; enemy or hostile governmental action; civil commotion; fire or other casualty; and other causes beyond the reasonable control of the party obligated to perform.

            25.11 Amendments. To be effective and binding on Landlord and Tenant, any amendment, modification, addition or deletion to the provisions of this Lease must be in writing and executed by both parties.

            25.12 Brokers. The Landlord and Tenant each represents and warrants to the other that no agent or broker has been involved with this transaction other than Press Cuozzo Realtors and shall compensate such broker pursuant to a separate agreement.

            25.13 Notice of Lease. Landlord and Tenant shall, upon request of the other, promptly execute the instruments in recordable form that will constitute a notice of lease under Connecticut General Statutes Section 47-19, as amended.

            25.14 No Partnership. Nothing in this Lease shall be construed to create any partnership between Landlord and Tenant.

            25.15 Waiver of Trial by Jury. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except personal injury or property damage) on any matters whatsoever arising out of or in anyway connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of said Premises and any emergency statutory or any other statutory remedy.

            25.16 Estoppel Certificate. Each party, at any time, and from time to time, upon at least ten (10) days prior notice from the other, shall execute, acknowledge and deliver to the other, and/or to any other person, firm or corporation specified by the other, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by the other under this Lease, and, if so, specifying such default.

            25.17 Security Deposit. Tenant will deposit with landlord upon signing this lease (by check, subject to collection) and throughout the Term, Shall keep on deposit with Landlord, a security deposit (the "Security Deposit") In the amount of $ 724.16 as security for Tenant's payment of Rental and Tenant's faithful performance under this lease. If at anytime during the Term, Tenant defaults In the performance of any provision of this Lease, Landlord may use, apply or draw down the security deposit to pay any rent In default or to reimburse any expense or damages Incurred by Landlord by reason of Tenant's default.

IN WITNESS WHEREOF the parties hereto have caused this Lease to be executed in their behalf the date first above written.

In the presence of:                          LANDLORD:
                                             Chapel and State, LLC

                                             By:
----------------------------------               -------------------------------
Witness-                                         Chris Nicotra
                                                 Its Member, Duly Authorized

----------------------------------
Witness-

                                             TENANT:
                                             Cornerstone Business Credit, Inc.

/s/ Jeanetta L. Zehalka                      By: /s/ Christopher J. Earle
----------------------------------               -------------------------------
Witness- Jeanetta L. Zehalka                     Christopher J. Earle
                                                 President
/s/ E. DIANA NAPIER
----------------------------------
Witness- E. DIANA NAPIER

STATE OF CONNECTICUT:
                                         :ss.: New Haven,
                                                         --------------------
COUNTY OF NEW HAVEN:

      Before me, the undersigned personally appeared CHRIS NICOTRA, Member of Chapel and State, LLC, and as such officer, executed the foregoing as his free act and deed, and the free act and deed of said Limited Liability Corporation.

                                             ----------------------------------
                                             Commissioner of the Superior Court
                                             Notary Public
                                             My Commission Expires:
                                                                    -----------

STATE OF CONNECTICUT:
                                        :ss.: Norwalk, 6/4/02
                                                       ------------------------
COUNTY OF Fairfield

     Before me, the undersigned officer, personally appeared Christopher J. Earle, the President of Cornerstone Business Credit, Inc. and as such officer, executed the foregoing as his free act and deed, and the free act and deed of said Corporation.

                                         /s/ JEANETTA L. ZEHALKA
                                             ----------------------------------
                                             JEANETTA L. ZEHALKA
                                             Commissioner of the Superior Court
                                             Notary Public
                                             My Commission Expires: OCT 31, 2002

                                   EXHIBIT A

                                    PREMISES

                              THE STREET BUILDING

                               746 CHAPEL STREET
                              NEW HAVEN, CT 06511
                             2ND FLOOR - SUITE 204


                                 CHAPEL STREET

                                   EXHIBIT B

                              PROPERTY DESCRIPTION

                                 The second floor of the property known as the Street Building, 746 Chapel Street, New Haven, CT 06510.

                                 A freestanding brick, masonry, four story, 23,000 square foot office building built in 1823.

                                   EXHIBIT C

                                 RENT SCHEDULE

YEAR      ANNUAL            MONTHLY

One       $    8,690.00     $    724.16

Two       $    8,690.00     $    724.16

Three     $    8,690.00     $    724.16

Four      $    8,690.00     $    724.16

Five      $    8,690.00     $    724.16

                                   EXHIBIT D

                        OPERATING EXPENSE BASE YEAR 2002


Accounting                 $      750.00

Fire Alarm Monitoring      $      382.00

Insurance                  $    4,900.00

Rubbish Removal            $    1,590.00

Maintenance                $    5,500.00

Repairs                    $    7,595.00

Elevator Maintenance       $      816.00

Utilities                  $   14,000.00

Management                 $    4,500.00

Total                      $   40,033.00

Tenant to pay percentage share (3.5%) on any increase or escalation in operating expense over this base year.

                                   EXHIBIT E

                               TAX BASE YEAR 2002

Year 2002 Property Tax     $   31,131.71

Tenant to pay percentage share (3.5%) on any increase or escalation in the City of New Haven Property Tax over this base year.

                                   EXHIBIT F

                              LANDLORDS WORKLETTER

1.    Install new ceiling tiles
2.    Install new parabolic lights
3.    Paint the entire office suite
4.    Clean windows and vacuum carpet